Exhibit 99.16

PROXY	PROXY

NEW YORK STOCK EXCHANGE, INC.

SPECIAL MEETING OF MEMBERS – DECEMBER 6, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD THE NEW YORK STOCK EXCHANGE, INC. (THE “NYSE”)

The undersigned hereby appoints [            ] as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all membership interests which the undersigned are entitled to vote at the NYSE’s Special Meeting of Members to be held in the Boardroom at the NYSE, 11 Wall Street, New York, New York, on December 6, 2005, at 4:30 p.m. local time, and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the proxy statement/prospectus. IF YOU RETURN A SIGNED PROXY CARD AND NO DIRECTION IS MADE AS TO THE MANNER OF VOTING THE PROXY, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE NYSE BOARD OF DIRECTORS AND, THEREFORE, “FOR” EACH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS

Proposal:

1.     To approve and adopt the Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005 and as amended as of October 20, 2005 and as of November 2, 2005 (the “merger agreement”), by and among the NYSE, Archipelago Holdings, Inc., NYSE Group, Inc., NYSE Merger Sub LLC, NYSE Merger Corporation Sub, Inc. and Archipelago Merger Sub, Inc., and the transactions contemplated by the merger agreement, pursuant to which, among other things, the NYSE and Archipelago Holdings, Inc. each agreed to combine, through a series of mergers, and become wholly owned subsidiaries of NYSE Group, Inc., a for-profit Delaware corporation;

	For ☐	Against ☐	Abstain ☐

2.     To approve any proposal that may be made by the chairman of the NYSE board of directors to adjourn or postpone the NYSE special meeting for the purpose of soliciting proxies with respect to the proposal to approve and adopt the merger agreement.

	For ☐	Against ☐	Abstain ☐

Your signature(s) on this proxy form should be exactly the same as the name(s) imprinted hereon. If signing as attorney, executor, administrator, trustee, guardian or any representative or fiduciary capacity, give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any postponements or adjournments thereof.

FOR MEMBER VOTING ON HIS/HER OWN BEHALF

Signature of Member	Dated

Print Name of Member

FOR MEMBERS WHOSE MEMBER ORGANIZATIONS HAVE FILED A PROXY CARD

Name of Member Organization	Dated

Authorized Signature

Print Name of Authorized Signature

You are encouraged to specify your choice by marking the appropriate box, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. However, the proxies cannot vote your shares unless you sign and return this card. Failure to execute and return this proxy card will have the effect of a vote “Against” the proposal described on the reverse side unless you vote in person at the Special Meeting.

Voting Instructions

Vote by Telephone

Call Toll-Free (866) 894-0533

Anytime

1.      Call the toll-free phone number listed above

2.      Enter your control number located on page 1 of this proxy card

3.      Option 1: To vote as the Board of Directors recommends on all proposals, press “1” (When asked, please confirm your vote by pressing “1”)

4.      Option 2: If you choose to vote on each proposal separately, press “0” and follow the prompts

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you signed, marked and returned your proxy card.

Vote by Internet

www.proxyvoting.com/nyse

Anytime

1.      Go to website www.proxyvoting.com/nyse

2.      Enter your control number located on page 1 of this proxy card

3.      Follow the prompts

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you signed, marked and returned your proxy card.

You Can Also Vote by Fax or Mail...

You can return your proxy card to IVS Associates, Inc., the independent voting agent, via fax at (302) 369-8486 or in the enclosed envelope to P.O. Box 17149, Wilmington, Delaware 19885-9911.

If you have any questions, please contact MacKenzie Partners, Inc. at:

Call Toll-Free (800) 322-2885

Call Collect: (212) 929-5500

proxy@mackenziepartners.com

Or you can email questions to the NYSE at corpsecy@nyse.com.